UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2005

PULASKI FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Missouri	0-24571	43-1816913
(State or other Jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12300 Olive Boulevard, St. Louis, Missouri 63141

(Address of principal executive offices)

(314) 878-2210

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 31, 2005, management of Pulaski Financial Corp. (the “Company”), the holding company for Pulaski Bank, will make a presentation to investors at the Howe Barnes Investments Inc. 10th Annual Bank Conference at which management will discuss the Company’s previous accomplishments and certain operational expectations for future periods. A copy of management’s presentation is furnished as exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01	Other Events

On May 31, 2005, the Company announced that its Board of Directors had approved a three-for-two stock split on the Company’s common stock and increased the quarterly cash divided to $.48 per share from $.36 per share on a pre-split basis. A copy of the press release announcing the stock split and dividend increase is furnished as exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired: Not applicable

(b) Pro Forma Financial Information: Not applicable

(c) Exhibits

Number	Description
99.1	Management presentation made on May 31, 2005

99.2	Press release dated May 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2005	By:	/s/ William A. Donius
William A. Donius
President and Chief Executive Officer